EXHIBIT 99.6
ROSE ROCK MIDSTREAM, L.P.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 23, 2014, Rose Rock Midstream, L.P. ("RRMS") purchased from SemGroup Corporation ("SemGroup") the remaining one-third interest in SemCrude Pipeline, L.L.C. ("SCPL"), a subsidiary of SemGroup, in exchange for cash, limited partner common units and an increase in the capital account of the general partner, pursuant to a Contribution Agreement entered into on June 23, 2014. This transaction increased RRMS' membership interest in SCPL to 100%. RRMS had acquired its other two-thirds ownership in SCPL through similar transactions on January 11, 2013 and December 16, 2013.
The accompanying unaudited pro forma condensed consolidated financial statements of RRMS have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the transaction with SemGroup as if it had occurred on March 31, 2014. The accompanying unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2014 reflects the June 23, 2014 transaction with SemGroup as if it had occurred on January 1, 2013. The accompanying unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2013 reflects the January 11, 2013, December 16, 2013 and June 23, 2014 transactions as if they had occurred on January 1, 2013. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma condensed consolidated financial statements refer to RRMS and its subsidiaries.
These unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2014 and our annual report on Form 10-K for the year ended December 31, 2013. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.
These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations or financial position would have been if the transaction(s) had occurred on the dates assumed, nor are they necessarily indicative of our future operating results or financial position. However, the pro forma adjustments shown in these unaudited pro forma condensed consolidated financial statements reflect estimates and assumptions that we believe to be reasonable.

ROSE ROCK MIDSTREAM, L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of March 31, 2014
(in thousands, except unit amounts)

	as of March 31, 2014
	Historical	Pro Forma adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$2,823	$—		$2,823
Accounts receivable	278,429	—		278,429
Receivable from affiliates	40,631	—		40,631
Inventories	25,765	—		25,765
Other current assets	1,992	—		1,992
Total current assets	349,640	—		349,640
Property, plant and equipment (net of accumulated depreciation of $57,996 at March 31, 2014)	308,270	—		308,270
Equity method investment	234,742	—		234,742
Goodwill	28,224	—		28,224
Other intangible assets (net of accumulated amortization of $2,021) at March 31, 2014	4,859	—		4,859
Other noncurrent assets, net	5,654	—		5,654
Total assets	$931,389	$—		$931,389
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$266,602	—		$266,602
Payable to affiliates	46,916	—		46,916
Accrued liabilities	9,111	—		9,111
Other current liabilities	4,206	—		4,206
Total current liabilities	326,835	—		326,835
Long-term debt	244,578	114,413	(a)	358,991
Partners’ capital:
Common units - public	159,950	(89,490)	(b)	70,460
Common units - SemGroup	79,141	75,692	(b)	154,833
Subordinated units - SemGroup	(5,526)	(54,564)	(b)	(60,090)
Class A units - SemGroup	40,653	34,173	(b)	74,826
General partner	6,232	(698)	(b)	5,534
Total Rose Rock Midstream, L.P. partners' capital	280,450	(34,887)		245,563
Noncontrolling interests in consolidated subsidiary	79,526	(79,526)	(c)	—
Total equity	359,976	(114,413)		245,563
Total liabilities and partners’ capital	$931,389	$—		$931,389

ROSE ROCK MIDSTREAM, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Three Months Ended March 31, 2014
(in thousands, except per unit amounts)

	Three Months Ended March 31, 2014
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$266,290	$—		$266,290
Service	24,633	—		24,633
Total revenues	290,923	—		290,923
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	254,537	—		254,537
Operating	14,878	—		14,878
General and administrative	3,623	—		3,623
Depreciation and amortization	10,534	—		10,534
Total expenses	283,572	—		283,572
Earnings from equity method investments	11,080	—		11,080
Operating income	18,431	—		18,431
Interest expense	2,272	1,144	(d)	3,416
Net income	16,159	(1,144)		15,015
Less: net income attributable to noncontrolling interests	3,676	(3,676)	(e)	—
Net income attributable to Rose Rock Midstream, L.P.	$12,483	$2,532		$15,015
Net income allocated to general partner	$738	$50	(f)	$788
Net income allocated to common unitholders	$8,114	$1,555	(f)	$9,669
Net income allocated to subordinated unitholders	$3,750	$683	(f)	$4,433
Net income (loss) allocated to Class A unitholders	(119)	$244	(f)	$125
Earnings (loss) per limited partner unit:
Common unit (basic and diluted)	$0.45			$0.47
Subordinated unit (basic and diluted)	$0.45			$0.53
Class A unit (basic and diluted)	$(0.05)			$0.03
Basic weighted average number of limited partner units outstanding:
Common units	18,149	2,425	(g)	20,574
Subordinated units	8,390	—		8,390
Class A units	2,500	1,250	(g)	3,750
Diluted weighted average number of limited partner units outstanding:
Common units	18,198	2,425	(g)	20,623
Subordinated units	8,390	—		8,390
Class A units	2,500	1,250	(g)	3,750

ROSE ROCK MIDSTREAM, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2013
(in thousands, except per unit amounts)

	Year Ended December 31, 2013
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$702,028	$—		$702,028
Service	64,498	—		64,498
Total revenues	766,526	—		766,526
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	663,759	—		663,759
Operating	35,795	—		35,795
General and administrative	15,287	11	(h)	15,298
Depreciation and amortization	23,165	—		23,165
Total expenses	738,006	11		738,017
Earnings from equity method investments	17,571	27,888	(i)	45,459
Operating income	46,091	27,877		73,968
Other expenses:
Interest expense	8,100	10,935	(j)	19,035
Other expense (income), net	(14)	—		(14)
Total other expenses, net	8,086	10,935		19,021
Net income	38,005	16,942		54,947
Less: net income attributable to noncontrolling interests	1,256	(1,256)	(k)	—
Net income attributable to Rose Rock Midstream, L.P.	$36,749	$18,198		$54,947
Net income allocated to general partner	$1,218	$364	(f)	$1,582
Net income allocated to common unitholders	$22,701	$11,193	(f)	$33,894
Net income allocated to subordinated unitholders	$13,321	$4,761	(f)	$18,082
Net income (loss) allocated to Class A unitholders	(491)	$1,880	(f)	$1,389
Earnings (loss) per limited partner unit:
Common unit (basic and diluted)	$1.66			$1.93
Subordinated unit (basic and diluted)	$1.59			$2.16
Class A unit (basic and diluted)	$(0.39)			$0.37
Basic weighted average number of limited partner units outstanding:
Common units	13,672	3,847	(g)	17,519
Subordinated units	8,390	—		8,390
Class A units	1,264	2,486	(g)	3,750
Diluted weighted average number of limited partner units outstanding:
Common units	13,708	3,847	(g)	17,555
Subordinated units	8,390	—		8,390
Class A units	1,264	2,486	(g)	3,750

These pro forma financial statements do not include the impact of $1.4 million of transaction related costs.

(a) RRMS borrowed $114.4 million on its revolving credit facility to fund the purchase.

(b) Partners' capital accounts reflect the issuance of 2.425 million limited partner common units for $120 million to SemGroup, 1.25 million Class A units for $58.6 million ($49.49 per unit discounted for the expected forbearance period) to SemGroup and a general partner contribution of $3.6 million to maintain its 2% ownership interest and a reduction of equity of $217.1 million shared pro-rata by the owners, which represents the excess of the purchase price of the one-third interest in SemCrude Pipeline, L.L.C. in excess of the book value at March 31, 2014.

(c) Represents one-third of the book value of equity of SemCrude Pipeline, L.L.C. at March 31, 2014. The sale of the one-third interest in SemCrude Pipeline, L.L.C. is a transaction between SemGroup and its consolidated subsidiary, RRMS, and is accounted for as a transaction between entities under common control. Therefore, the change in ownership is recorded at the historical book value and any excess purchase price is treated as an equity transaction.

(d) Interest expense adjustment assumes that debt incurred in the purchase of the one-third interest in SemCrude Pipeline, L.L.C. was outstanding since January 1, 2013 at a rate of 4%, based on the initial borrowing rate at close of the transaction.

(e) Represents one-third of the net income of SemCrude Pipeline, L.L.C. for the three months ended March 31, 2014, which were the earnings attributable to the noncontrolling interest owned by SemGroup which was purchased on June 23, 2014.

(f) Under the two-class method, net income related to declared distributions on current period earnings are first allocated to their respective classes of equity and the remaining earnings are then allocated based on ownership. Adjustments to allocation of net income do not assume any change in the historical amount of distributions declared in either the amount or the units receiving distributions. The remaining amount of pro forma net income has been allocated, after reduction for the allocation of historical distributions declared, based on the pro forma class and number of units outstanding.

The following table shows distributions declared and paid (in thousands, except for per unit amounts):

Quarter Ended		SemGroup				Common Units - Public	Total Distributions
	Distribution per Unit	General Partner	Incentive Distri-butions	Common Units	Subord-inated Units
March 31, 2013	$0.4300	$179	41	$1,242	$3,607	$3,872	$8,941
June 30, 2013	$0.4400	$183	72	$1,271	$3,692	$3,962	$9,180
September 30, 2013	$0.4500	$232	127	$1,301	$3,775	$6,189	$11,624
December 31, 2013	$0.4650	$257	244	$2,041	$3,901	$6,398	$12,841
March 31, 2014	$0.4950	$278	488	$2,173	$4,153	$6,811	$13,903

(g) Adjustment reflects the impact to the weighted average number of units outstanding for basic and diluted earnings per unit based on the number of common limited partner and Class A units issued in connection with the transaction.

(h) Represents general and administrative costs of SemCrude Pipeline, L.L.C. prior to its consolidation by Rose Rock following the acquisition of the one-third interest on December 16, 2013.

(i) Represents the incremental equity earnings that would have been reported had Rose Rock owned 100% of SemCrude Pipeline, L.L.C. for the full year.

(j) Represents the additional interest expense that would have been incurred had the borrowings of $114.4 million and $173.4 million for the June 23, 2014 and December 16, 2013 transactions, respectively, occurred on January 1, 2013 at a rate of 4%, based on the initial borrowing rate at the close of both transactions.

(k) Represents one-third of the net income of SemCrude Pipeline, L.L.C. subsequent to consolidation by Rose Rock for the year ended December 31, 2013, which were the earnings attributable to the noncontrolling interest owned by SemGroup which was purchased on June 23, 2014.